Exhibit  1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2003-15
*CUSIP:        21988K206       Class     A-1
               21988KAA5       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2007.

INTEREST ACCOUNT
----------------
Balance as of          August 1, 2006.....                                                            $0.00
         Scheduled Income received on securities.....                                         $2,231,125.50
         Unscheduled Income received on securities.....                                               $0.00

LESS:
         Distribution to Class A-1 Holders.....                                              -$2,178,407.50
         Distribution to Class A-2 Holders.....                                                 -$52,718.06
         Distribution to Depositor.....                                                              -$0.00
         Distribution to Trustee.....                                                                -$0.06
Balance as of         February 1, 2007.....                                                           $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         August 1, 2006.....                                                             $0.00
         Scheduled principal payment received on securities.....                                      $0.00

LESS:
       Distribution to Holders.....                                                                  -$0.00
Balance as of         February 1, 2007.....                                                           $0.00


           UNDERLYING SECURITIES HELD AS OF              February 1, 2007

       Principal
        Amount                                    Title of Security
       ---------                                  -----------------
      $30,590,000       DaimlerChrysler Corporation, formerly known as Chrysler
                        Corporation, 7.45% Debentures due February 1, 2097
                        *CUSIP:        171196AS7

      $29,504,000       DaimlerChrysler Corporation, formerly known as Chrysler
                        Corporation, 7.40% Debentures due August 1, 2097
                        *CUSIP:        171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


                                       5